UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On August 28, 2015, Big Lots, Inc. (“we,” “us,” “our” or “Company”) issued a press release (the “Earnings Press Release”) and conducted a conference call, both of which reported our second quarter fiscal 2015 unaudited results, updated guidance for our third fiscal quarter and fourth fiscal quarter and for fiscal 2015, and provided an update on the status of our quarterly cash dividend program and our previously completed $200 million share repurchase program.

The Earnings Press Release and conference call both included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measures were included: (i) adjusted selling and administrative expenses; (ii) adjusted selling and administrative expense rate; (iii) adjusted operating profit (loss); (iv) adjusted operating profit (loss) rate; (v) adjusted income tax expense (benefit); (vi) adjusted effective income tax rate; (vii) adjusted income (loss) from continuing operations; (viii) adjusted net income (loss); (ix) adjusted diluted earnings (loss) per share from continuing operations; and (x) adjusted diluted earnings (loss) per share.

The non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the following item for the periods noted:

Item	Fiscal 2015 Second Quarter	Fiscal 2015 Year-to-date
After-tax adjustment for a loss contingency associated with a merchandise related legal matter of $2.7 million, or $0.05 per diluted share	X	X

The Earnings Press Release posted in the Investor Relations section of our website contains a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our management believes that disclosure of the non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures, which exclude special items included in the most directly comparable GAAP financial measures, present an alternative and more relevant method for measuring our operating performance that our management believes is more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management to evaluate our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of the Earnings Press Release (Exhibit 99.1) and the transcript of our August 28, 2015 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure required by this item with respect to the termination of the employment of Richard A. Chene is included in Item 8.01 and is incorporated herein by reference.

Item 8.01    Other Events.

On August 28, 2015, the Company issued a press release announcing the promotions of Lisa M. Bachmann to Executive Vice President, Chief Merchandising and Operating Officer, Timothy A. Johnson to Executive Vice President, Chief Administrative Officer and Chief Financial Officer and Michael A. Schlonsky to Executive Vice President, Human Resources and Store Operations. In connection with Ms. Bachmann’s promotion, the employment of Richard A. Chene with Big Lots, Inc. and its subsidiaries terminated effective as of August 27, 2015. Mr. Chene served as Executive Vice President, Chief Merchandising Officer immediately prior to such termination. This press release is filed herewith as Exhibit 99.3 hereto and incorporated by reference herein.

On August 28, 2015, the Company issued a press release announcing that, on August 27, 2015, its Board of Directors declared a quarterly cash dividend of $0.19 per common share payable on September 25, 2015 to shareholders of record as of the close of business on September 11, 2015. This press release is filed herewith as Exhibit 99.4 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Big Lots, Inc. press release on operating results and guidance dated August 28, 2015.

	99.2	Big Lots, Inc. conference call transcript dated August 28, 2015.

	99.3	Big Lots, Inc. press release on management promotions dated August 28, 2015.

	99.4	Big Lots, Inc. press release on dividend declaration dated August 28, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: September 1, 2015	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel
and Corporate Secretary